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                                                                   EXHIBIT 10.14

                       SHARES SALE AND PURCHASE AGREEMENT


         This Agreement (hereinafter referred to as the "Agreement") is made and entered into on the 28th day of November, 2001, by and among the Parties listed below.



                                    PARTIES:

         IMAGE SENSING SYSTEMS, INC., a company incorporated in Minnesota, USA, having its registered office at 500 Spruce Tree Center, 1600 University Avenue West, St. Paul, Minnesota 55104-3825, U.S.A. (hereinafter referred to as "ISS"),

         BERKELEY DEVELOPMENT LIMITED, a company incorporated in the British Virgin Islands, having its registered office at Atlantic Chambers, Romasco Harbour House, Road Town, Tortola, British Virgin Islands (hereinafter referred to as "BDL"),

         MR. MATS JOHAN BILLOW, HK ID card No. P608390 (4) of One Robinson Place, 31st Floor, Flat C, 70 Robinson Road, Mid-Levels, Hong Kong (hereinafter referred to as "BILLOW"),

         and GROVE PLACE LIMITED, a company incorporated in the British Virgin Islands, having its registered office at Shelton Building, P.O. Box 3136, Main Street, Road Town, Tortola, British Virgin Islands (hereinafter referred to as "GPL").

         WHEREAS:

         (A) BDL and Billow (collectively the "Billow Vendors") are the owners of two (2) ordinary shares in Flow Traffic Limited, a company incorporated in the Hong Kong Special Administrative Region of the People's Republic of China ("HKSAR") having its registered office at 2001 Central Plaza, 18 Harbour Road, Wanchai, Hong Kong (hereinafter referred to as "FTL").

         (B) GPL (the "Grove Vendor") is the owner of two (2) ordinary shares in FTL. The Grove Vendor and the Billow Vendors are collectively referred to in this Agreement as the "Vendors".

         (C) The Vendors have agreed to sell and ISS has agreed to purchase the Sale Shares (defined below) subject to and on the terms and conditions of this Agreement.

         WHEREBY IT IS AGREED AS FOLLOWS:

1.       INTERPRETATION.

1.01 In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

         "Billow Consideration" has the meaning set out in Clause 3(a).



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         "BILLOW SALE SHARES" means 2 fully paid ordinary shares of HK$ 1 each of FM which are beneficially owned by BDL and Billow.

         "BILLOW SERVICE AGREEMENT" means the contract of employment entered into between FTL and Billow in respect of the services provided by Billow to FTL.

         "COMPLETION" means the performance by the parties of the several obligations contained in Clause 4.

         "Completion Date" means 7th January 2002 upon which Completion is to take place pursuant to Clause 4.

         "EFFECTIVE DATE" means 7th January 2002.

         "GROVE CONSIDERATION" has the meaning set out in Clause 3(b).

         "GROVE CONSULTANCY AGREEMENT" means the consultancy agreement entered into between ISS and GPL in respect of the consultancy services provided by GPL to FTL and/or ISS.

         "GROVE SALE SHARES" means 2 fully paid ordinary shares of UK$ 1 each of FTL which are beneficially owned by GPL.

         "INTEREST RATE" means 2.5 % above LIBOR.

         "LETTER OF CREDIT" means an irrevocable stand-by letter of credit (in a form to be approved by each of the Vendors) issued by a licensed bank approved by each of the Vendors.

         "SALE SHARES" means collectively the Billow Sale Shares and the Grove Sale Shares.

         "TOTAL CONSIDERATION" means the total consideration to be paid by ISS to the Vendors for the Sale Shares as specified in Clauses 3(a), 3 (b), 6 (a) and 6 (b).

2. SHARES SALE AND PURCHASE. The Vendors shall sell the sale shares and ISS shall purchase the sale shares on the terms and conditions as set out in this agreement.


3.       CONSIDERATION.

         (a) The consideration for the sale of the Billow Sale Shares shall be US$475,000 (the "Billow Consideration").

         (b) The consideration for the sale of the Grove Sale Shares shall be US$475,000 (the "Grove Consideration").

         (c) The Total Consideration shall be paid in the manner described in Clause 5 and Clause 6.







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         (d) Billow is hereby irrevocably authorized and instructed to accept payment of the consideration for the sale of BDL's shares in FTL of any part thereof on the terms and conditions herein stated.

4.       COMPLETION.

         4.01 Completion shall take place on the Completion Date when all of the following business shall be transacted:

         (a)      the Billow Vendors shall release to ISS:

                  (i) two duly executed instruments of transfer and sold contract notes in respect of each of the Billow Sale Shares in favour of ISS and/or its nominee together with the relevant certificates therefor;

                  (ii) a cheque drawn in favour of the Government of the HKSAR for the amount of stamp duty payable by the Billow Vendors for the sale of the Billow Sale Shares.

         (b)      the Grove Vendor shall release to ISS:

                  (i) a duly executed instrument of transfer and sold contract note in respect of the Grove Sale Shares in favour of ISS and/or its nominee together with the relevant certificates therefor;

                  (ii) a cheque drawn in favour of the Government of the HKSAR for the amount of stamp duty payable by the Grove Vendor for the sale of the Grove Sale Shares.

         (c)      ISS shall release:

                  (i) to the Billow Vendors counterparts of the two instruments of transfer and the two sold contract notes in respect of each of the Billow Sale Shares in favour of the Billow Vendors;

                  (ii) to the Grove Vendor a counterpart of the instrument of transfer and the sold contract note in respect of the Grove Sale Shares in favour of the Grove Vendor;

                  (iii) to the Billow Vendors a Letter of Credit drawn in favour of Billow or his nominee in the amount of US$ 225,000 for payment to be made in accordance with Clause 5(c);

                  (iv) to the Grove Vendor a Letter of Credit drawn in favour of GPL or its nominee in the amount of US$ 225,000 for payment to be made in accordance with Clause 5(d);






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                  (v) to the Billow Vendors cash to the amount of US$ 125,000 in accordance with Clause 5(a);

                  (vi) to the Grove Vendor cash to the amount of US$ 125,000 in accordance with Clause 5 (b);

                  (vii) to the Billow Vendors a preferred share certificate in ISS with a par value of US$ 125,000 in accordance with Clause 5(e)

                  (viii) to the Grove Vendor a preferred share certificate in ISS with a par value of US$ 125,000 in accordance with Clause 5(f)

                  (ix) a cheque drawn in favour of the Government of the HKSAR for the amount of stamp duty payable by ISS for the purchase of the Sale Shares;

                  (x) such other documents as may be required to complete the transactions contemplated by this Agreement.

         (d) the [Vendors]/[ISS] shall procure a board meeting of FTL to be held at which resolutions shall be passed (where appropriate):

                  (i) to approve and give effect to all of the matters referred to above;

                  (ii) to approve ISS or its nominee for registration as the holder of the Sale Shares and to authorise and instruct FTL's company secretary to enter ISS's or its nominee's name in the register of members and to issue new Share Certificates in the name of ISS and/or its nominee;

                  (iii) to release the latest audited management accounts of FTL to the Vendors and/or ISS for submission to the Inland Revenue Department for stamp duty purposes;

         4.02 The Vendors shall not be obliged to complete this Agreement or perform any obligations hereunder unless ISS complies fully with the requirements of Clause 4.01(c).

         4.03 The transfer of the title to the Sale Shares to ISS shall take effect on the Effective Date.

5.       MANNER OF PAYMENT.

         (a) US$ 125,000 of the Billow Consideration shall be payable by ISS in cash by telegraphic transfer to such account in Hong Kong as nominated by Billow. This cash transfer must be received in the nominated account on or before the Completion Date.

         (b) US$ 125,000 of the Grove Consideration shall be payable by ISS in cash by telegraphic transfer to such account in Hong Kong as nominated by GPL. This cash transfer must be received in the nominated account on or before the Completion Date.




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         (c) US$ 225,000 of the Billow Consideration shall be payable by ISS by
Letter of Credit in one payment to be effected any such time between 1st April 2003 and 30th April 2003 that the Billow Vendors may choose. ISS agrees that the documentation required for payment under this Letter of Credit shall be an invoice issued by the Billow Vendors only. ISS further agrees that the Letter of Credit shall be issued to the Billow Vendors and received by the Billow Vendors on or before the Completion Date.

         (d) US$ 225,000 of the Grove Consideration shall be payable by ISS by Letter of Credit in one payment to be effected at any such time between 1st April 2003 and 30th April 2003 that the Grove Vendor may choose. ISS agrees that the documentation required for payment under this Letter of Credit shall be an invoice issued by the Grove Vendor only. ISS further agrees that the Letter of Credit shall be issued to the Grove Vendor and received by the Grove Vendor on or before the Completion Date

         (e) US$ 125,000 of the Billow Consideration shall be payable by ISS in the form of a preferred share certificate being convertible to 50,000 common shares in ISS at any time within five years from the issuing date. ISS shall have a call option to purchase this share certificate at any time during the year 2002 at a purchase price of US$ 125,000, payable in cash. The Billow Vendors shall have a put option to sell this share certificate at a sale price of US$ 25,000 at any time after 1st April 2003. ISS shall further have a call option to purchase this share certificate at any time after 1st April 2003 at a purchase price of US$ 150,000. If this share certificate has not been converted to common shares or purchased by ISS prior to 7th January 2007, ISS shall purchase this certificate at a purchase price of US$ 125,000. ISS agrees that this share certificate shall be issued to the Billow Vendors and received by the Billow Vendors on or before the Completion Date.

         (f) US$ 125,000 of the Grove Consideration shall be payable by ISS in the form of a preferred share certificate being convertible to 50,000 common shares in ISS at any time within five years from the issuing date. ISS shall have a call option to purchase this share certificate at any time during the year 2002 at a purchase price of US$ 125,000, payable in cash. The Grove Vendor shall have a put option to sell this share certificate at a sale price of US$ 125,000 at any time after 1st April 2003. ISS shall further have a call option to purchase this share certificate at any time after 1st April 2003 at a purchase price of US$ 150,000. If this share certificate has not been converted to common shares or purchased by ISS prior to 7th January 2007, ISS shall purchase this certificate at a purchase price of US$ 125,000. ISS agrees that this share certificate shall be issued to the Grove Vendor and received by the Grove Vendor on or before the Completion Date.

         (g) Any amount not paid by ISS when due shall accrue interest on such amount from the due date at the Interest Rate.

6.       ADDITIONAL PAYMENT.

         (a) So long as FTL achieves an audited net profit before tax of HK$ 1,418,000 or greater for the financial year 2002, ISS will pay the Billow Vendors an additional payment in consideration of the Billow Sale Shares of US$ 50,000, payable in cash within 10 days upon







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completion of audit. Such payment shall be paid to such account in Hong Kong as nominated by Billow.

         (b) So long as FTL achieves an audited net profit before tax of HK$ 1,418,000 or greater for the financial year 2002, ISS will pay the Grove Vendor an additional payment in consideration of the Grove Sale Shares of US$ 50,000, payable in cash within 10 days upon completion of audit. Such payment shall be paid to such account in Hong Kong as nominated by GPL.

         (c) ISS agrees that it will not impose any additional costs on FTL in the year 2002 other than such costs as have been included in the budget for the financial year 2002.

7.       TERM.

         7.01 This Agreement shall take effect from the date first above written and shall continue in full force until the Vendors have been fully paid the Total Consideration by ISS.

         7.02 If ISS fails to pay any or all of the instalments of the Total Consideration required to be paid hereunder, each of the Vendors (or both of them) as the case may be shall have the following rights and remedies:

                  (a) all rights and remedies arising under this Agreement and under the laws of the HKSAR;

                  (b) to terminate the Billow Service Agreement and/or the Grove Consultancy Agreement respectively;

                  (c) to require the Billow Sale Shares and/or the Grove Sale Shares to be transferred back to the Billow Vendors and the Grove Vendor respectively.

8. ENTIRE AGREEMENT. This agreement constitutes and expresses the entire agreement between the parties relating to its subject matter, superseding in all respects any and all prior oral or written agreements or understandings between them pertaining to the transactions contemplated by this Agreement, including without limitation a Shareholders' Agreement entered into between ISS, BDL, GPL, Billow, Anthony H. Gould and FTL (formerly known as Max Resources Limited) dated 1st February 1999, and a Subscription Agreement entered into between ISS, Billow, BDL and FTL (formerly blown as Max Resources Limited) dated 1st February 1999.

9. AMENDMENT. Unless otherwise specifically provided for in this Agreement, the provisions of this Agreement may be amended, supplemented or waived only if the parties hereto agree in writing.


10.      NOTICES.

         10.01 In Writing and Methods of Delivery. Every notice or communication under this Agreement must be in writing and may, without prejudice to any other from of delivery, be delivered personally or sent by post or transmitted by fax or telex.





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         10.02 Authorised Addresses and Numbers.

               (a) In the case of posting, the envelope containing the notice or communication must be addressed to the intended recipient at the authorised address of that party and must be properly stamped or have the proper postage prepaid for delivery and, in the case of a fax or telex, the transmission must be sent to the intended recipient at the authorized number of that party.

               (b) Subject to Clause 10.03, the authorised address, fax and telex numbers of each party, for the purpose of Clause 10, are as follows:

               If to ISS:              Image Sensing Systems, Inc.
                                       500 Spruce Tree Centre
                                       1600 University Avenue West
                                       St. Paul, Minnesota 55104-3825
                                       U.S.A.
                                       Attention:  President
                                       Telefax No.:  1-651-603-7795

               If to GPL:              ISS Asia Regional Office
                                       99/49 Chuan Chuen Floraville
                                       Patum Thani 12000
                                       Thailand
                                       Attention:  Mr. Anthony H. Gould
                                       Telefax No.:  662-598-2780

               If to BDL or Billow:    2001 Central Plaza
                                       18 Harbour Road
                                       Wanchai, Hong Kong
                                       Attention:  Berkeley Development Limited
                                       Telefax No.: 852-2827-0056

         10.03 Notification of Changes. No change in any of the particulars set out in Clause 10.02 will be effective against a party until it has been notified to that party.

         10.04 Deemed Giving of Notice and Receipt. A notice or communication will be deemed to have been duly given and received:

               (a) on personal delivery to the addressee or on a business day to a place for the receipt of letters at that addressee's authorised address;

               (b) in the case of posting, where the addressee's authorised address is in the same country as the country of posting, at 10:00 a.m. (local time at the place where the address is located) on the second business day after the day of posting;





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               (c) in the case of posting, where the addressee's authorised address is not in the same country as the country of posting, at 10:00 a.m. (local time at the place where that address is located) on the fifth business day after the day of posting;

               (d) in the case of a fax, on issue to the sender of an O.K. result confirmation receipt or, if the day of issue is not a business day, at 10:00 a.m. (local time where the authorised fax number of the intended recipient is located) on the next business day; and

               (e) in the case of a telex, on receipt by the sender of the confirmed answerback or, if the day of receipt is not a business day, at 10 a.m. (local time where the authorised telex number of the intended recipient is located) on the next business day.

11. WAIVER. No failure on the part of any party to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver hereof; nor shall any single or partial exercise or any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or at law or in equity.

12. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties an their respective successors and permitted assigns; provided, however, that no party shall have the right to assign this Agreement in whole or in part without the prior written consent of the other parties hereto, which consent may be granted or withheld in the sole and absolute discretion of such other parties.

13. SEVERABILITY. If any provision of this Agreement is not or ceases to be legal, valid, binding and enforceable under the law of any Jurisdiction, neither the legality, validity, binding effect or enforceability of the remaining provisions under that law nor the legality, validity, binding effect or enforceability of that provision under the law of any other jurisdiction shall be affected.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. for the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be the parties hereto.

15. TIME OF THE ESSENCE. Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may, by agreement in writing between or on behalf of the Vendors and ISS, be substituted for them.

16. SERVICE AGREEMENT/CONSULTANCY AGREEMENT. The parties agrees that any disputes or termination or other matters arising under the Billow Service Agreement and/or the Grove Consultancy Agreement shall not affect ISS's obligations (including but not limited to its obligation to pay the Total Consideration) under this Agreement.

17. CONFIDENTIALITY. Subject to any applicable statutory or regulatory rules, none of the parties hereto shall make any public announcement or divulge or otherwise make public in any manner any information in relation to this Agreement or the transactions or arrangements hereby








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contemplated or herein referred to (including without prejudice to the foregoing generality the fact that this Agreement has been entered into between the parties) or any matter ancillary hereto or thereto without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed).

18.      COSTS AND EXPENSES.

         18.01 Each party shall pay its or his own costs and expenses in relation to the negotiations leading up to the sale and purchase of the Sale Shares and to the preparation and execution and performance of this Agreement.

         18.02 The stamp duty shall be paid by the Vendors and ISS in equal shares.

19.      PROCESS AGENT.

         19.01 BDL hereby appoints Johan Billow of One Robinson Place, 31st Floor, Flat C, 70 Robinson Road, Mid-Levels, Hong Kong (or such other person, being resident or incorporated in Hong Kong, as it may by notice to all other parties hereto substitute) to accept service of all legal process arising out of or connected with this Agreement and service on Johan Billow (or such substitute) shall be deemed to be service on BDL.

         19.02 The Grove Vendor hereby appoints Johan Billow of One Robinson Place, 31st Floor, Flat C, 70 Robinson Road, Mid-Levels, Hong Kong (or such other person, being resident or incorporated in Hong Kong, as it may by notice to all other parties hereto substitute) to accept service of all legal process arising out of or connected with this Agreement and service on Johan Billow (or such substitute) shall be deemed to be service on the Grove Vendor.

         19.03 ISS hereby appoints Horwath Management Services Limited of Hong Kong (or such other person, being resident or incorporated in Hong Kong, as it may by notice to all other parties hereto substitute) to accept service of all legal process arising out of or connected with this Agreement and service on Horwath Management Services Limited (or such substitute) shall be deemed to be service on ISS.

20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the HKSAR and each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the HKSAR.

         In witness whereof this Agreement has been duly entered into by the parties the day and year first above written.






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EXECUTED by the parties

For and on behalf of                      For and on behalf of

IMAGE SENSING SYSTEMS, INC.               GROVE PLACE LIMITED


By:   /s/ William L. Russell              By:   /s/ Anthony H. Gould
    -----------------------------             ----------------------------------
      William L. Russell                       Anthony H. Gould

Witnessed by:                             Witnessed by:

/s/ Richard C. Magnuson                    /s/ Johan Billow
---------------------------------         --------------------------------------
Name:    Richard C. Magnuson              Name:  Johan Billow
Title:                                    Title:

For and on behalf of                      /s/ Johan Billow
                                          --------------------------------------
                                          MR. MATS JOHAN BILLOW
BERKELEY DEVELOPMENT LIMITED
                                          Witnessed by:
By       /s/ Johan Billow
   ------------------------------
         Johan Billow
                                          /s/ Anthony H. Gould
                                          --------------------------------------
Witnessed by:                             Name:  Anthony H. Gould
                                          Title:
/s/ Anthony H. Gould
---------------------------------
Name:  Anthony H. Gould
Title:








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